Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

Freight Technologies, Inc.

Convertible Promissory Note

Dated: January 3, 2023 (the “Issuance Date”)	Up to $6,593,407

FOR VALUE RECEIVED, Freight Technologies, Inc., a British Virgin Islands company (hereinafter called the “Maker” or the “Company”), hereby promises to pay to the order of Freight Opportunities LLC, a limited liability company organized and existing under the laws of the State of Delaware, or registered assigns (the “Holder”) the principal sum of up to $6,593,407 (the “Principal Amount”) pursuant to the terms of this Convertible Promissory Note (this “Note”). The consideration to the Maker for this Note is up to $6,000,000.00 (the “Consideration”) in United States currency, due to the prorated original issuance discount of 9% (the “OID”) equaling up to $593,407.00. The Holder shall pay a first tranche of the Consideration (the “First Tranche”) equal to the First Tranche Amount (as defined herein) on the Closing Date. At the closing of the First Tranche (which shall occur on the Closing Date), the outstanding principal amount under this Note shall consist of the First Tranche Amount plus the applicable prorated portion of the OID.

The second tranche of Consideration (the “Second Tranche”) under this Note consisting of Second Tranche Amount (as defined herein) shall be payable by the Holder to the Company no later than sixty (60) Business Days following the Closing Date of the First Tranche; provided no Event of Default hereunder has occurred and is continuing.

The third tranche of Consideration (the “Third Tranche”) under this Note consisting of Third Tranche Amount (as defined herein) shall be payable by the Holder to the Company no later than the fifth (5th) Trading Day (i) following the date that Equity Conditions are satisfied (collectively, the “Third Tranche Conditions”); and (ii) provided that the Ordinary Shares have a daily VWAP over $1.00 for 20 of the last 30 Trading Days prior to the Closing and the daily dollar trading volume of the Ordinary Shares shall have exceeded $500,000 for 20 of the last 30 Trading Days prior to the Closing (which conditions may be waived in the sole and absolute discretion of the Holder, and in such event such Tranche may funded in whole or in part in the sole discretion of the Holder). Notwithstanding the foregoing, the Holder shall have no obligation to fund the Third Tranche if the Third Tranche Conditions have not been met by the date that is three (3) years from the Issuance Date. At the closing of the Third Tranche, the outstanding principal amount under this Note shall consist of the First Tranche Amount, the Second Tranche Amount, and the Third Tranche Amount, plus the applicable prorated portion of the OID.

The maturity date of this Note shall be six (6) years from the Issuance Date (the “Maturity Date”), and is the date upon which the Principal Amount as well as the OID for each tranche, shall be due and payable. This Note may not be repaid in whole or in part except as otherwise explicitly set forth herein.

This Note may not be repaid in whole or in part except as otherwise explicitly set forth herein. This Note is unsecured.

All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder set forth in the Purchase Agreement (as hereinafter defined) or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account designated in writing by Holder to the Maker.

1.1 Purchase Agreement. This Note has been executed and delivered pursuant to, and is one of the Notes issued pursuant to, the Securities Purchase Agreement, dated as of January 3, 2023 (as the same may be amended from time to time, the “Purchase Agreement”), by and among the Maker, the other “Investors” (as such term is defined in the Purchase Agreement) and the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

1.2 Interest. The “Interest Rate” shall reset daily and accrue (a) for payments made in cash, at a rate equal to the greater of (i) the Prime Rate plus four percent (4%) per annum, or (ii) nine percent (9%) and (b) for payments made in Ordinary Shares, at a rate equal to the greater of (i) the Prime Rate plus six percent (6%) per annum, or (ii) nine percent (9%). Subject to provisions of Section 1.2 of this Note, at the option of the Maker, the Maker may, upon not less than five Business Days’ written notice to the Holder prior to the date on which Interest is due (the “Interest Date”), pay such Interest (i) in cash or (ii) in such number of fully paid and non-assessable Ordinary Shares as is determined by dividing (x) that portion of the Interest by the Interest Conversion Rate. Interest hereunder shall be due and payable on the last Trading Day of each fiscal quarter of the Maker during the term hereof; provided that if the Equity Conditions hereunder are not satisfied, then the Maker shall be required to make such payment of Interest in cash, which requirement may be waived by the Holder in its sole discretion.

1.3 Reserved.

1.4 Prepayment. At any time after the Issuance Date and provided that no Event of Default has occurred, but subject in all cases to the terms of the Purchase Agreement, the Maker may repay any portion of the outstanding Principal Amount upon at least thirty (30) Trading Days’ written notice (the “Prepayment Notice Period”) of the Holder (the “Prepayment Notice”) by paying an amount equal to 110% of the Principal Amount then being prepaid (representing a 10% prepayment premium payable to the Holder which shall not constitute a principal repayment). Notwithstanding the foregoing, if the Maker elects to prepay this Note pursuant to the provisions of this Section 1.4, the Holder shall continue to have the right to issue a Conversion Notice, or Conversion Notices, in accordance with Section 3.1 hereof, specifying the Principal Amount that the Holder will convert.

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1.5 Delisting from a Trading Market. If at any time the Ordinary Shares cease to be listed on a Trading Market, (i) the Holder may, after receiving the prior written consent of the Requisite Holder, deliver a demand for payment to the Company and, if such a demand is delivered, the Company shall, within ten (10) Business Days following receipt of the demand for payment from the Holder, pay all of the Outstanding Principal Amount or (ii) the Holder may, at its election and upon receiving the prior written consent of the Requisite Holders, after the six-month anniversary of the Issuance Date or earlier if a Registration Statement covering the Conversion Shares has been declared effective, upon notice to the Company in accordance with Section 3.1, convert all or a portion of the Outstanding Principal Amount at the Conversion Price. Notwithstanding anything to the contrary contained herein, any payments made under this Note, including the provisions of this Section 1.5, shall be subject in all cases to the terms of the Purchase Agreement.

1.6 Payment on Non-Business Days. Whenever any payment to be made shall be due on a day which is not a Business Day, such payment may be due on the next succeeding Business Day.

1.7 Transfer. This Note may be transferred or sold, subject to the provisions of Section 5.8 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder.

1.8 Replacement. Upon receipt of a duly executed and notarized written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

1.9 Use of Proceeds. The Maker shall use the proceeds of this Note as set forth in the Purchase Agreement.

1.10 Reserved.

1.11 Status of Note. The obligations of the Maker under this Note shall rank senior to all other existing Indebtedness and equity of the Company, other than Indebtedness owing to the other Investors under the other Notes (as such term is defined in the Purchase Agreement) (the “Other Notes”) and existing Indebtedness owing pursuant to the Asset-Based Facility , and the obligations of the Maker under this Note shall rank pari passu with all other Indebtedness owing to the other Investors under the Other Notes. Upon any Liquidation Event (as hereinafter defined), but subject in all cases to the Purchase Agreement, the Holder will be entitled to receive, before any distribution or payment is made upon, or set apart with respect to, any Indebtedness of the Maker (other than Indebtedness in respect of the Other Notes) or any class of shares of the Maker, an amount equal to the sum of the Outstanding Principal Amount, plus the Make-Whole Amount. For purposes of this Note, “Liquidation Event” means a liquidation pursuant to a filing of a petition for bankruptcy under applicable law or any other insolvency or debtor’s relief, an assignment for the benefit of creditors, or a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Maker.

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1.12 Tax Treatment. The Maker and the Holder agree that for U.S. federal income tax purposes, and applicable state, local and non-U.S. income tax purposes, this Note is not intended to be, and shall not be, treated as Indebtedness. Neither the Maker nor the Holder shall take any contrary position on any tax return, or in any audit, claim, investigation, inquiry or proceeding in respect of Taxes, unless otherwise required pursuant to a final determination within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended (the “Code”), or any analogous provision of applicable state, local or non-U.S. law.

ARTICLE 2

2.1 Events of Default. An “Event of Default” under this Note shall mean the occurrence of any of the events of default defined in the Purchase Agreement, and any of the additional events described below (unless the Event of Default is waived in writing by the Requisite Holder):

(a) Following a three (3) Business Day opportunity to cure, any default in the payment of (i) the Principal Amount hereunder when due; or (ii) liquidated damages in respect of this Note as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise);

(b) the Maker shall fail to observe or perform any other material covenant, condition or agreement contained in this Note or any Transaction Document;

(c) the Maker’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 3.6(a) hereof) or its intention not to comply with proper requests for conversion of this Note into Ordinary Shares;

(d) the Maker shall fail to (i) timely deliver the Ordinary Shares as and when required in Section 3.2; or (ii) make the payment of any fees and/or liquidated damages under this Note, the Purchase Agreement or the other Transaction Documents;

(e) at any time the Maker shall fail to have the Required Minimum of Ordinary Shares authorized, reserved and available for issuance to satisfy the potential conversion in full (disregarding for this purpose any and all limitations of any kind on such conversion) of this Note or upon exercise of the Warrant;

(f) any representation or warranty made by the Maker or any of its Subsidiaries herein or in the Purchase Agreement, this Note, the Warrant or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made;

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(g) the Maker or any of its Subsidiaries shall (A) default in any payment of any amount or amounts of principal of or interest (if any) on any Indebtedness (other than the Indebtedness hereunder), the aggregate principal amount of which Indebtedness is in excess of $250,000 or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity;

(h) the Maker or any of its Subsidiaries shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;

(i) a proceeding or case shall be commenced in respect of the Maker or any of its Subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking: (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or any of its Subsidiaries; or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of forty-five (45) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or any of its Subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker or any of its Subsidiaries and shall continue undismissed, or unstayed and in effect for a period of forty-five (45) days;

(j) one or more final judgments, settlements, or orders for the payment of money aggregating in excess of $250,000 (or its equivalent in the relevant currency of payment) are rendered against or entered into one or more of the Company and its Subsidiaries, excluding the matter set forth on Schedule 2.1(j);

(k) the failure of the Maker to instruct its transfer agent to remove any legends from the Ordinary Shares and issue such unlegended certificates to the Holder within three (3) Trading Days of the Holder’s lawful request so long as the Holder has provided reasonable assurances to the Maker that such Ordinary Shares can be sold pursuant to Rule 144 or any other applicable exemption;

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(l) the Maker’s Ordinary Shares are no longer publicly traded or cease to be listed on the Trading Market or, after the six month anniversary of the Issuance Date, any Investor Shares may not be immediately resold under Rule 144 without restriction on the number of shares to be sold or manner of sale, unless such Investor Shares have been registered for resale under the 1933 Act and may be sold without restriction;

(m) the Maker consummates a “going private” transaction and as a result Ordinary Shares are no longer registered under Sections 12(b) or 12(g) of the 1934 Act;

(n) there shall be any SEC or judicial stop trade order or trading suspension stop-order or any restriction in place with the transfer agent for the Ordinary Shares restricting the trading of such Ordinary Shares;

(o) the Depository Trust Company places any restrictions on transactions in the Ordinary Shares or the Ordinary Shares is no longer tradeable through the Depository Trust Company Fast Automated Securities Transfer program;

(p) any of the Key Executives is indicted or convicted of a felony; or

(q) the occurrence of a Material Adverse Effect in respect of the Maker, or the Maker and its Subsidiaries taken as a whole which would reasonably be considered to substantially impair the ability of the Maker to satisfy its obligations in the Transaction Documents.

2.2 Remedies Upon an Event of Default.

(a) Upon the occurrence of any Event of Default that has not been remedied within (i) two (2) Business Days for an Event of Default occurring by the Company’s failure to comply with Section 7.1(c) of the Purchase Agreement or Section 3.2 of this Note, or (ii) ten (10) Business Days for all other Events of Default; provided, however, that there shall be no cure period for an Event of Default described in Section 2.1(i), or 2.1(j), the Maker shall be obligated to pay to the Holder the Mandatory Default Amount, which Mandatory Default Amount shall be earned by the Holder on the date the Event of Default giving rise thereto occurs and shall be due and payable on the earlier to occur of the Maturity Date, upon conversion, redemption or prepayment of this Note or the date on which all amounts owing hereunder have been accelerated in accordance with the terms hereof (provided all payments shall be subject to the provisions of the Purchase Agreement with respect to the holders of the Other Notes).

(b) Upon the occurrence of any Event of Default, the Maker shall, as promptly as possible but in any event within two (2) Business Day of the occurrence of such Event of Default, notify the Holder of the occurrence of such Event of Default, describing the event or factual situation giving rise to the Event of Default and specifying the relevant subsections of Section 2.1 hereof under which such Event of Default has occurred.

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(c) If an Event of Default shall have occurred and shall not have been remedied within (i) two (2) Business Days for an Event of Default occurring by the Company’s failure to comply with Section 7.1(c) of the Purchase Agreement or Section 3.2 of this Note, or (ii) ten (10) Business Days for all other Events of Default; provided, however, that there shall be no cure period for an Event of Default described in Section 2.1(i), or 2.1(j), the Holder may at any time at its option, subject to receiving the prior written consent of the Requisite Holder, declare the Mandatory Default Amount due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker; provided, however, that upon the occurrence of an Event of Default described above, the Holder, in its sole and absolute discretion, but subject to receiving the prior written consent of the Requisite Holder, may: (a) from time-to-time demand that all or a portion of the Outstanding Principal Amount be converted into Ordinary Shares at a price per share equal to 0.80 times the Market Price; provided, that, if at the time of such demand the Market Price is less than the Floor Price, and the Company desires to exercise a right to waive the Floor Price and issue Conversion Shares at less than the Floor Price, then in lieu of receiving such demanded portion of the Outstanding Principal Amount in Conversion Shares, the Holder may elect to receive a cash payment derived by multiplying (i) the number of Ordinary Shares which would have been required to be delivered pursuant to the above provisions by (ii) the VWAP of the Ordinary Shares on the last Trading Day prior to the date of such demand; and provided, further however, that the conversion right set forth in this clause (a) shall not be exercisable by the Holder if, prior to such right being exercised, the Event of Default in question if capable of being cured, has been cured, or (b) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement, the other Transaction Documents or applicable law. Upon the occurrence of an Event of Default described in clauses Sections 2.1(i) or (j) above, the Mandatory Default Amount shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Maker. No course of delay on the part of the Holder (including because the Holder has not obtained the consent of the Requisite Holders) shall operate as a waiver thereof or otherwise prejudice the rights of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. All payments shall be subject to the provisions of the Purchase Agreement with respect to the holders of the Other Notes.

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ARTICLE 3

3.1 Conversion.

(a) Conversion. This Note shall be convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing (x) that portion of (A) the Outstanding Principal Amount, (B) accrued and unpaid Interest with respect to such Outstanding Principal Amount of this Note, (C) the Make-Whole Amount, if any, that the Holder elects to convert (the “Conversion Amount”) by (y) the Conversion Price then in effect on the date on which the Holder delivers a notice of conversion, in substantially the form attached hereto as Exhibit A (the “Conversion Notice”), in accordance with Section 5.1 to the Maker. The Holder shall deliver this Note to the Maker at the address designated in the Purchase Agreement at any such time that this Note is converted. With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of the date of such conversion (each, a “Conversion Date”).

(b) Conversion Price. The “Conversion Price” means $0.23, and shall be subject to adjustment as provided herein.

3.2 Delivery of Conversion Shares. As soon as practicable after any conversion or payment of any amount due hereunder in the form of Ordinary Shares in accordance with this Note, and in any event within two (2) Trading Days thereafter (such date, the “Share Delivery Date”), the Maker shall, at its expense, cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, a certificate or certificates evidencing the number of fully paid and non-assessable Ordinary Shares to which the Holder shall be entitled on such conversion or payment (the “Conversion Shares”), in the applicable denominations based on the applicable conversion or payment. In lieu of delivering physical certificates for the Ordinary Shares issuable upon any conversion of this Note, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program or a similar program, upon request of the Holder, the Company shall cause its transfer agent to electronically transmit such Ordinary Shares issuable upon conversion of this Note to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for share certificates shall apply) as instructed by the Holder (or its designee).

3.3 Ownership Cap. Notwithstanding anything to the contrary contained herein, the Holder shall not be entitled to receive shares representing Equity Interests upon conversion of this Note to the extent (but only to the extent) that such exercise or receipt would cause the Holder Group (as defined below) to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of Equity Interests of a class that is registered under the 1934 Act which exceeds the Maximum Percentage (as defined below) of the Equity Interests of such class that are outstanding at such time. Any purported delivery of Equity Interests in connection with the conversion of this Note prior to the termination of this restriction in accordance herewith shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the Holder Group becoming the beneficial owner of more than the Maximum Percentage of the Equity Interests of a class that is registered under the 1934 Act that is outstanding at such time. If any delivery of Equity Interests owed to the Holder following conversion of this Note is not made, in whole or in part, as a result of this limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such Equity Interests as promptly as practicable after the Holder gives notice to the Company that such delivery would not result in such limitation being triggered or upon termination of the restriction in accordance with the terms hereof. To the extent limitations contained in this Section 3.3 apply, the determination of whether this Note is convertible and of which portion of this Note is convertible shall be the sole responsibility and in the sole determination of the Holder, and the submission of a notice of conversion shall be deemed to constitute the Holder’s determination that the issuance of the full number of Conversion Shares requested in the notice of conversion is permitted hereunder, and the Company shall not have any obligation to verify or confirm the accuracy of such determination. For purposes of this Section 3.3, (i) the term “Maximum Percentage” shall mean 4.99%; provided, that if at any time after the date hereof the Holder Group beneficially owns in excess of 4.99% of any class of Equity Interests in the Company that is registered under the 1934 Act, then the Maximum Percentage shall automatically increase to 9.99% so long as the Holder Group owns in excess of 4.99% of such class of Equity Interests (and shall, for the avoidance of doubt, automatically decrease to 4.99% upon the Holder Group ceasing to own in excess of 4.99% of such class of Equity Interests); and (ii) the term “Holder Group” shall mean the Holder plus any other Person with which the Holder is considered to be part of a group under Section 13 of the 1934 Act or with which the Holder otherwise files reports under Sections 13 and/or 16 of the 1934 Act. In determining the number of Equity Interests of a particular class outstanding at any point in time, the Holder may rely on the number of outstanding Equity Interests of such class as reflected in (x) the Company’s most recent Form 20-F or Form 6-K filed with the Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Company or (z) a more recent notice by the Company or its transfer agent to the Holder setting forth the number of Equity Interests of such class then outstanding. For any reason at any time, upon written or oral request of the Holder, the Company shall, within one (1) Business Day of such request, confirm orally and in writing to the Holder the number of Equity Interests of any class then outstanding. The provisions of this Section 3.3 shall be construed, corrected and implemented in a manner so as to effectuate the intended beneficial ownership limitation herein contained.

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3.4 Adjustment of Conversion Price.

(a) Until the Note has been paid in full or converted in full, the Conversion Price shall be subject to adjustment from time to time as follows (but shall not be increased, other than pursuant to Section 3.4(a)(i) hereof):

(i) Adjustments for Stock Splits and Combinations. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) effect a split of the outstanding Ordinary Shares, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date), combine the outstanding Ordinary Shares, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 3.4(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.

(ii) Adjustments for Certain Dividends and Distributions. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) make or issue or set a record date for the determination of holders of Ordinary Shares entitled to receive a dividend or other distribution payable in Ordinary Shares, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2) the denominator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(iii) Adjustment for Other Dividends and Distributions. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) make or issue or set a record date for the determination of holders of Ordinary Shares entitled to receive a dividend or other distribution payable in other Ordinary Shares, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder of this Note shall receive upon conversions thereof, in addition to the number of Ordinary Shares receivable thereon, the number of securities of the Maker or other issuer (as applicable) or other property that it would have received had this Note been converted into Ordinary Shares in full (without regard to any conversion limitations herein) on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period) or assets, giving application to all adjustments called for during such period under this Section 3.4(a)(iii) with respect to the rights of the holders of this Note; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(iv) Adjustments for Reclassification, Exchange or Substitution. If the Ordinary Shares at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) shall be changed to the same or different number of shares or other securities of any class of shares or other property, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 3.4(a)(i), (ii) and (iii) hereof, or a reorganization, merger, consolidation, or sale of assets provided for in Section 3.4(a)(viii) hereof), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares or other securities or other property receivable upon reclassification, exchange, substitution or other change, by holders of the number of Ordinary Shares into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

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(v) Adjustment Due to Dilutive Issuance. If, at any time when any Notes are issued and outstanding, the Company issues or sells, or in accordance with this Section 3.4(a)(v) hereof is deemed to have issued or sold, except for Ordinary Shares issued in an issuance of Exempt Securities (as defined in the Purchase Agreement), any Ordinary Shares for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Conversion Price in effect on the date of such issuance (or deemed issuance) of such Ordinary Shares (a “Dilutive Issuance”), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to the amount of the consideration per share received by the Company in such Dilutive Issuance.

The Company shall be deemed to have issued or sold Ordinary Shares if the Company in any manner issues or grants any warrants, rights or options (not including employee stock option plans), whether or not immediately exercisable, to subscribe for or to purchase Ordinary Shares or other securities convertible into or exchangeable for Ordinary Shares (“Convertible Securities”) (such warrants, rights and options to Ordinary Shares or Convertible Securities are hereinafter referred to as “Options”) and the price per share for which such Ordinary Shares are issuable upon the exercise of such Options is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For purposes of the preceding sentence, the “price per share for which such Ordinary Shares are issuable upon the exercise of such Options” is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of Ordinary Shares issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Ordinary Shares upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

Additionally, the Company shall be deemed to have issued or sold Ordinary Shares if the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than in an issuance of Exempt Securities), and the price per share for which such Ordinary Shares are issuable upon such conversion or exchange is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For the purposes of the preceding sentence, the “price per share for which such Ordinary Shares are issuable upon such conversion or exchange” is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of Ordinary Shares issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such Ordinary Shares upon conversion or exchange of such Convertible Securities.

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(vi) Share Combination Event Adjustment. If at any time and from time to time on or after the Issuance Date there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving the Ordinary Shares (each, a “Share Combination Event”, and such date thereof, the “Share Combination Event Date”) and the Event Market Price is less than the Conversion Price then in effect (after giving effect to the adjustment in clause 3.4(a) above), then on the sixteenth (16th) Trading Day immediately following such Share Combination Event, the Conversion Price then in effect on such sixteenth (16th) Trading Day (after giving effect to the adjustment in clause 3.4(a) above) shall be reduced (but in no event increased) to the Event Market Price. For the avoidance of doubt, if the adjustment in the immediately preceding sentence would otherwise result in an increase in the Conversion Price hereunder, no adjustment shall be made.

(vii) Other Events. In the event that the Company (or any Subsidiary (as defined in the Securities Purchase Agreement)) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 3.4 but not expressly provided for by such provisions (including, without limitation, the granting of share appreciation rights, phantom share rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price and the number of Conversion Shares(if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 3.4will increase the Conversion Price or decrease the number of Conversion Shares as otherwise determined pursuant to this Section 3.4 provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.

(viii) Consideration for Stock. In case any Ordinary Shares or any Ordinary Share Equivalents shall be issued or sold:

(1) in connection with any merger or consolidation in which the Maker is the surviving corporation (other than any consolidation or merger in which the previously outstanding Ordinary Shares of the Maker shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Maker and approved by the Requisite Holder, of such portion of the assets and business of the non-surviving corporation as such Board of Directors may determine to be attributable to such Ordinary Shares, Convertible Securities, rights or warrants or options, as the case may be; or

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(2) in the event of any consolidation or merger of the Maker in which the Maker is not the surviving corporation or in which the previously outstanding Ordinary Shares of the Maker shall be changed into or exchanged for the stock or other securities of another corporation or other property, or in the event of any sale of all or substantially all of the assets of the Maker for stock or other securities or other property of any corporation, the Maker shall be deemed to have issued Ordinary Shares, at a price per share equal to the valuation of the Maker’s Ordinary Shares based on the actual exchange ratio on which the transaction was predicated, as applicable, and the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of Ordinary Shares issuable upon conversion of the Note, the determination of the applicable Conversion Price or the number of Ordinary Shares issuable upon conversion of the Note immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of Ordinary Shares issuable upon conversion of the Note. In the event Ordinary Shares are issued with other shares or securities or other assets of the Maker for consideration which covers both, the consideration computed as provided in this Section 3.4(a)(viii) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Maker, and approved by the Requisite Holders.

(ix) Record Date. In case the Maker shall take record of the holders of its Ordinary Shares for the purpose of entitling them to subscribe for or purchase Ordinary Shares or Convertible Securities, then the date of the issue or sale of the Ordinary Shares shall be deemed to be such record date.

(b) No Impairment. The Maker shall not, by amendment of its Amended and Restated Memorandum and Articles of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment. In the event the Holder shall elect to convert this Note as provided herein, the Maker cannot refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, violation of an agreement to which the Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of this Note shall have issued and the Maker posts a surety bond for the benefit of the Holder in an amount equal to one hundred percent (100%)of the Principal Amount of the Note the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Holder (as liquidated damages) in the event it obtains judgment.

(c) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of Ordinary Shares issuable upon conversion of this Note pursuant to this Section 3.4, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Maker shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of Ordinary Shares and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note. Notwithstanding the foregoing, the Maker shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

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(d) Issue Taxes. The Maker shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of Ordinary Shares on conversion of this Note pursuant thereto; provided, however, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(e) Fractional Shares. No fractional Ordinary Shares shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall pay cash equal such fractional shares multiplied by the Conversion Price then in effect.

(f) Reservation of Ordinary Shares. The Maker shall at all while this Note shall be outstanding, keep available out of its authorized Ordinary Shares, the Required Minimum of Ordinary Shares (disregarding for this purpose any and all limitations of any kind on such conversion). The Maker shall, from time to time, increase the authorized number of Ordinary Shares or take other effective action if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Maker’s obligations under this Section 3.4(f).

(g) Regulatory Compliance. If any Ordinary Shares for the purpose of conversion of this Note require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Maker shall, at its sole cost and expense, in good faith and as expeditiously as possible, secure such registration, listing or approval, as the case may be.

(h) Effect of Events Prior to the Issuance Date. If the Issuance Date of this Note is after the Closing Date, then, if the Conversion Price or any other right of the Holder of this Note would have been adjusted or modified by operation of any provision of this Note had this Note been issued on the Closing Date, such adjustment or modification shall be deemed to apply to this Note as of the Issuance Date as if this Note had been issued on the Closing Date.

3.5 Prepayment Following a Change of Control.

(a) Mechanics of Prepayment at Option of Holder in Connection with a Change of Control. No later than fifteen (15) days following the entry by the Company into an agreement for a Change of Control, but in no event prior to the public announcement of such Change of Control, the Maker shall deliver written notice describing the entry into such agreement (“Notice of Change of Control”) to the Holder. Within fifteen (15) days after receipt of a Notice of Change of Control, the Requisite Holder may require the Maker to prepay, effective immediately prior to the consummation of such Change of Control, an amount equal to the Mandatory Default Amount on such date (the “COC Repayment Price”), by delivering written notice thereof (“Notice of Prepayment at Option of Holder Upon Change of Control”) to the Maker.

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(b) Payment of COC Repayment Price. Upon the Maker’s receipt of a Notice(s) of Prepayment at Option of Holder Upon Change of Control from the Holder, the Maker shall deliver the COC Repayment Price to the Holder immediately prior to the consummation of the Change of Control; provided that the Holder’s original Note shall have been so delivered to the Maker, and, provided, further that all payments shall be subject to the provisions of the Purchase Agreement with respect to the holders of the Other Notes.

3.6 Inability to Fully Convert.

(a) Holder’s Option if Maker Cannot Fully Convert. If, upon the Maker’s receipt of a Conversion Notice or as otherwise required under this Note, including with respect to repayment of principal in Ordinary Shares as permitted under this Note, the Maker cannot issue Ordinary Shares for any reason, including, without limitation, because the Maker (x) does not have a sufficient number of Ordinary Shares authorized and available or (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Maker or any of its securities from issuing all of the Ordinary Shares which are to be issued to the Holder pursuant to this Note, then the Maker shall issue as many Ordinary Shares as it is able to issue and, with respect to the unconverted portion of this Note or with respect to any Ordinary Shares not timely issued in accordance with this Note, the Holder, solely at Holder’s option, can elect to:

(i) require the Maker to prepay that portion of this Note for which the Maker is unable to issue Ordinary Shares or for which Ordinary Shares were not timely issued (the “Mandatory Prepayment”) at a price equal to the number of Ordinary Shares that the Maker is unable to issue multiplied by the Conversion Price on the date of the Conversion Notice (the “Mandatory Prepayment Price”) (provided all payments shall be subject to the provisions of the Purchase Agreement with respect to the holders of the Other Notes);

(ii) void its Conversion Notice and retain or have returned, as the case may be, this Note that was to be converted pursuant to the Conversion Notice (provided that the Holder’s voiding its Conversion Notice shall not affect the Maker’s obligations to make any payments which have accrued prior to the date of such notice); or

(iii) defer issuance of the applicable Conversion Shares until such time as the Maker can legally issue such shares; provided that the Principal Amount underlying such Conversion Shares shall remain outstanding until the delivery of such Conversion Shares; and provided, further, that if the Holder elects to defer the issuance of the Conversion Shares, it may exercise its rights under either clause (i) or (ii) above at any time prior to the issuance of the Conversion Shares upon two (2) Business Days’ notice to the Maker.

(b) Mechanics of Fulfilling Holder’s Election. The Maker shall immediately send to the Holder, upon receipt of a Conversion Notice from the Holder, which cannot be fully satisfied as described in Section 3.6(a) above, a notice of the Maker’s inability to fully satisfy the Conversion Notice (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Maker is unable to fully satisfy the Holder’s Conversion Notice; and (ii) the amount of this Note which cannot be converted. The Holder shall notify the Maker of its election pursuant to Section 3.6(a) above by delivering written notice to the Maker (“Notice in Response to Inability to Convert”).

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(c) Payment of Mandatory Prepayment Price. If the Holder shall elect to have its Note prepaid pursuant to Section 3.6(a)(i) above, the Maker shall pay the Mandatory Prepayment Price to the Holder within five (5) Business Days of the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert; provided that prior to the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert the Maker has not delivered a notice to the Holder stating, to the satisfaction of the Holder, that the event or condition resulting in the Mandatory Prepayment has been cured and all Conversion Shares issuable to the Holder can and will be delivered to the Holder in accordance with the terms of this Note. If the Maker shall fail to pay the applicable Mandatory Prepayment Price to the Holder on the date that is two (2) Business Days following the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert, in addition to any remedy the Holder may have under this Note and the Purchase Agreement, such unpaid amount shall bear interest at the rate of fifteen percent (15%) per month (prorated for partial months) until paid in full. Until the full Mandatory Prepayment Price is paid in full to the Holder, the Holder may (i) void the Mandatory Prepayment with respect to that portion of the Note for which the full Mandatory Prepayment Price has not been paid and (ii) receive back such Note.

(d) No Rights as Shareholder. Except as expressly set forth hereunder, nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder of the Company in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any other rights as a shareholder of the Maker.

ARTICLE 4

4.1 Covenants. For so long as any Note is outstanding, without the prior written consent of the Holder:

(a) Compliance with Transaction Documents. The Maker shall, and shall cause its Subsidiaries to, comply with its obligations under this Note and the other Transaction Documents.

(b) Payment of Taxes, Etc. The Maker shall, and shall cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Maker and the Subsidiaries, except for such failures to pay that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Maker or such Subsidiaries shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Maker and such Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

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(c) Corporate Existence. The Maker shall, and shall cause each of its Subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

(d) Investment Company Act. The Maker shall conduct its businesses in a manner so that it will not become subject to, or required to be registered under, the Investment Company Act of 1940, as amended.

(e) Reserved.

(f) Prohibited Transactions. The Maker hereby covenants and agrees not to enter into any Prohibited Transactions until thirty (30) days after such time as this Note has been converted into Conversion Shares or repaid in full.

(g) Minimum Cash. As determined on the first of every calendar month, the Company shall at all times keep on-hand unencumbered, unrestricted cash in an amount greater than or equal to $250,000.

(h) Indebtedness. The Maker hereby covenants and agrees not to incur or enter into any agreement or arrangement for Indebtedness until thirty (30) days after such time as this Note has been converted into Conversion Shares or repaid in full.

4.2 Set-Off. This Note shall be subject to the set-off provisions set forth in the Purchase Agreement.

ARTICLE 5

5.1 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for notice shall be as set forth in the Purchase Agreement.

5.2 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without reference to principles of conflict of laws or choice of laws. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

5.3 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

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5.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach would be inadequate. Therefore, the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

5.5 Enforcement Expenses. The Maker agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

5.6 Binding Effect; Assignment. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms herein. The Holder shall have the right to assign this Note hereunder without notice to or the consent of the Maker.

5.7 Amendments; Waivers. No provision of this Note may be waived or amended except in a written instrument signed by the Company and the Holder and approved by the Requisite Holders (as defined in the Purchase Agreement). No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.8 Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note in violation of securities laws. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

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5.9 Jurisdiction; Venue. Any action, proceeding or claim arising out of, or relating in any way to this Note shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The Company and the Holder irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding.

5.10 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

5.11 Maker Waivers. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b) THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

5.12 Definitions. Capitalized terms used herein and not defined shall have the meanings set forth in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

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(a) “Asset-Based Facility” means (i) that certain existing revolving credit facility between the Company and Capital Foundry or (ii) a similar successor credit facility that is secured by a first priority, senior Lien on the Maker’s accounts receivable and unbilled accounts receivable and receipts thereon; provided that the financial and other material terms of any such successor credit facility are, at the Maker’s discretion, no less favorable to the Maker and the Holder than those of the existing Capital Foundry facility, and that the aggregate dollar amount of the Indebtedness incurred under said facility will not exceed:

(i) $8,000,000 during the 2023 fiscal year;

(ii) $10,000,000 during the 2024 fiscal year; and

(iii) the lower of $20,000,000 or 90% of accounts receivable at any given time thereafter until all Obligations hereunder have been paid in full.

(b) “Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Conversion Notice of the Holder, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Note, (c)(i) [intentionally deleted] or (ii) all of the Conversion Shares issuable pursuant to the Transaction Documents (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Company’s share transfer agent and the Holder, (d) the Ordinary Shares trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Ordinary Shares on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved Ordinary Shares for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) there has been no Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the shares in question) to the Holder would not violate the limitations set forth in Section 3.3 herein, (h) there has been no public announcement of a pending or proposed event described in Section 3.4(a)(vii) hereof or Change of Control that has not been consummated, (i) the applicable Holder is not in possession of any information provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information, other than any information which may be required to be provided by the Company to the Holder pursuant to the terms of the Transaction Documents and (j) the average daily trading volume for the Ordinary Shares on the principal Trading Market for the 10 of the last 15 Trading Days prior to the applicable measuring date shall be at least $250,000, (k) the Company has no knowledge of any fact that would reasonably be expected to prevent the Conversion Shares from being freely tradable without registration pursuant to any state securities laws or regulations (in each case, disregarding any limitation on conversion of this Note); (l) the VWAP for the Ordinary Shares on the principal Trading Market for the 10 of the last 15 Trading Days prior to the applicable measuring date shall be at least $0.15, and (m) the Ordinary Shares shall be DWAC Eligible.

(c) “Event Market Price” means, with respect to any Share Combination Event Date, the quotient determined by dividing (x) the sum of the VWAP of the Ordinary Shares for each of the five (5) lowest Trading Days during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the sixteenth (16th) Trading Day after such Share Combination Event Date, divided by (y) five (5). All such determinations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction during such period.

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(d) “First Tranche Amount” means an amount in cash (funded by wire transfer of immediately available funds to a Company account designated by the Company) equal to $1,650,000.00.

(e) “Floor Price” means $0.046.

(f) “Indebtedness” means: (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products; (c) all capital lease obligations that exceed $500,000 in the aggregate in any fiscal year; (d) all obligations or liabilities secured by a lien or encumbrance on any asset of the Maker, irrespective of whether such obligation or liability is assumed; (e) all obligations for the deferred purchase price of assets, together with trade debt and other accounts payable that exceed $500,000 in the aggregate in any fiscal year; (f) all synthetic leases; (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person; (h) trade debt; and (i) endorsements for collection or deposit. Notwithstanding the foregoing, Indebtedness shall not include the balances of the Maker’s accounts payable, accrued expenses, insurance financing payable and income taxes payable.

(g) “Interest Conversion Rate” means the lower of the (i) Conversion Price or (ii) 75% of the lowest trading price for the Ordinary Shares for the fifteen (15) Trading Days prior to the applicable calculation date.

(h) “Key Executives” means each of Paul Freudenthaler (CFO) and Javier Selgas (CEO).

(i) “Make-Whole Amount” means, as of any given date and as applicable, in connection with any conversion hereunder at Holder’s option, an amount equal to the amount of additional Interest that would accrue under this Note after the date of such conversion through the Maturity Date for such converted portion of this Note at the Interest Rate then in effect assuming for calculation purposes that the Principal of this Note as of the Closing Date remained outstanding through and including the Maturity Date; which amount may be paid in cash or Ordinary Shares of the Maker at the Maker’s option; provided, however, that if paid in Ordinary Shares, the Ordinary Shares shall be valued at the Interest Conversion Rate and the Maker shall be required to pay the Make-Whole amount in cash, if (i) the stock price at time of conversion is below the Floor Price or (ii) the Equity Conditions are not satisfied.

(j) “Mandatory Default Amount” means an amount equal to the sum of the Outstanding Principal Amount and the Make-Whole Amount of this Note on the date on which the first Event of Default has occurred hereunder.

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(k) “Market Price” means the average of two lowest closing bid prices of the Ordinary Shares on the Trading Market for the ten (10) consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable date of determination.

(l) “Outstanding Principal Amount” means, at the time of determination, the Principal Amount outstanding after giving effect to any conversions or prepayments pursuant to the terms hereof.

(m) “Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar release by the Federal Reserve Board (as determined by the Administrative Agent in its reasonable discretion). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

(n) “Second Tranche Amount” means an amount in cash (funded by wire transfer of immediately available funds to a Company account designated by the Company) equal to $1,100,000.

(o) “Third Tranche Amount” means an amount in cash (funded by wire transfer of immediately available funds to a Company account designated by the Company) equal to $3,250,000, subject to adjustment as provided herein.

(p) “Trading Day” means a day on which the Ordinary Shares are traded on a Trading Market.

(q) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which the Ordinary Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Ordinary Shares are traded on OTCQB or OTCQX , the volume weighted average sales price of the Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Ordinary Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Ordinary Shares are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Ordinary Shares so reported, or (d) in all other cases, the fair market value of an Ordinary Share as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

Freight Technologies, Inc.

By:
Name:	Javier Selgas
Title:	Chief Executive Officer

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Note No. ___ into Ordinary Shares of Freight Technologies, Inc. (the “Maker”) according to the conditions hereof, as of the date written below.

Date of Conversion:

Conversion Price:

Number of Ordinary Shares beneficially owned or deemed beneficially owned by the Holder on the Conversion Date:

[HOLDER]

By:
Name:
Title:

Address: